Exhibit 99(d)

LETTER TO CLIENTS
FOR TENDER OF ALL OUTSTANDING

$350,000,000 6.10% FIRST MORTGAGE BONDS DUE 2036 OF PACIFICORP

IN EXCHANGE FOR
REGISTERED

$350,000,000 6.10% FIRST MORTGAGE BONDS DUE 2036 OF PACIFICORP

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). BONDS TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus dated                     , 2007 of PacifiCorp (the “Company”) and the related letter of transmittal. These two documents constitute the Company’s offer to exchange its $350,000,000 6.10% First Mortgage Bonds due 2036 (the “Exchange Bonds”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding $350,000,000 6.10% First Mortgage Bonds due 2036 (the “Original Bonds”) (the “Exchange Offer”).

The Exchange Offer for Original Bonds is not conditioned upon any minimum aggregate principal amount of Original Bonds being tendered for exchange.

We are the holder of record of Original Bonds held by us for your own account. A tender of such Original Bonds can be made only by us as the record holder and pursuant to your instructions. The accompanying letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Bonds held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Bonds held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Original Bonds will represent to the Company that (i) any Exchange Bonds received are being acquired in the ordinary course of business of the person receiving such Exchange Bonds, (ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Original Bonds or the Exchange Bonds within the meaning of the Securities Act and (iii) such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Original Bonds will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Bonds and (ii) if such person is a broker-dealer that will receive Exchange Bonds for its own account in exchange for Original Bonds that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.

INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER FACILITY PARTICIPANT

To Registered Holder and/or Participant of the DTC:

The undersigned hereby acknowledges receipt and review of the prospectus dated                  , 2007 of PacifiCorp (the “Company”) and the related letter of transmittal. These two documents together constitute the Company’s offer to exchange its $350,000,000 6.10% First Mortgage Bonds due 2036 (the “Exchange Bonds”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding $350,000,000 6.10% First Mortgage Bonds due 2036 (the “Original Bonds”) (the “Exchange Offer”).

This will instruct you, the registered holder and/or DTC participant as to the action to be taken by you relating to the Exchange Offer for the Original Bonds held by you for the account of the undersigned.

The aggregate principal amount of the Original Bonds held by you for the account of the undersigned is:

Title of Series	Principal Amount (FILL IN AMOUNT)
6.10% First Mortgage Bonds due 2036	$

WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

☐	TO TENDER ALL ORIGINAL BONDS HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.
☐	TO TENDER THE FOLLOWING AMOUNT OF ORIGINAL BONDS HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

Title of Series	Principal Amount (FILL IN AMOUNT) (minimum $2,000 and integral multiples of $1,000 in excess thereof)
6.10% First Mortgage Bonds due 2036	$

☐	NOT TO TENDER ANY ORIGINAL BONDS HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER FACILITY PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL ORIGINAL BONDS HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED. PLEASE NOTE THAT ANY UNTENDERED ORIGINAL BONDS MUST BE IN MINIMUM DENOMINATIONS OF $2,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

If the undersigned instructs you to tender the Original Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) any Exchange Bonds received are being acquired in the ordinary course of business of the undersigned; (ii) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Original Bonds or the Exchange

Bonds within the meaning of the Securities Act; (iii) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Bonds and (v) if the undersigned is a broker-dealer that will receive Exchange Bonds for its own account in exchange for Original Bonds that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s):
Signature(s):
Name(s) (please print):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:
Date:

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